EXHIBIT 10
DELTA AIR LINES, INC.

DIRECTOR'S CHARITABLE AWARD PROGRAM
(AS AMENDED EFFECTIVE JANUARY 27, 2005)

1.    PURPOSE OF THE PROGRAM
The Delta Air Lines, Inc. Director's Charitable Award Program (the "Program") allows each eligible Director of Delta Air Lines, Inc. (the "Company") to recommend that the Company, through The Delta Air Lines Foundation (the "Foundation"), make a $1,000,000 donation to the eligible tax-exempt organizations(s) (the "Donee(s)") selected by the Director, with the donation to be made, in honor of the Director, in five equal annual installments of $200,000, with the first installment to be made as soon as is practicable after the Director's death. The purpose of the Program is to acknowledge the service of the Company's Directors, and recognize the charitable interest of the Company and its Directors in supporting worthy institutions.
2.    ELIGIBILITY
All persons serving as Directors of the Company as of June 1, 1991, and all Directors who join the Board of Directors (the “Board”) after that date but prior to July 29, 1994, shall be immediately eligible to participate in the Program on the effective date of their election to the Board.
3.    RECOMMENDATION OF DONATION
When a Director becomes eligible to participate in the Program, he or she may make a written recommendation to the Company, on a form approved by the Company for this purpose, designating the Donee(s) which he or she intends to be the recipient(s) of the donation to be made in his or her honor. A Director may revise or revoke any such recommendation prior to his or her death by signing a new recommendation form and submitting it to the Company.

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4.    AMOUNT AND TIMING OF DONATION
Each eligible Director may recommend one organization to receive a donation of $1,000,000, or up to five organizations to receive donations aggregating $1,000,000. If and to the extent approved by the Foundation, the donation will be made by the Foundation in honor of the Director in five equal annual installments of $200,000, with the first installment to be made as soon as is practicable after the Director's death. If a Director recommends more than one Donee, each Donee will receive a prorated portion of each annual installment. If and to the extent approved by the Foundation, each annual installment payment will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director, except that a Director may request the Company to request the Foundation to allocate the installment payments in a different manner.
5.    DONEES
In order to be eligible to receive a donation, a recommended organization must qualify as a tax-exempt organization under Internal Revenue Code Section 501 (c) (3), and must be reviewed and approved by the Committee (as defined in Section 9 of the Program) or its delegate. A recommendation will be approved only if the Committee or its delegate, as the case may be, in its sole discretion, determines that the goals and purposes of the organization are consistent with the business purposes and charitable philosophy of the Company.
6.    FORFEITURE
No donation will be made in honor of a Director after he or she terminates Board service, unless such termination of service is as a result of death, disability, retirement at the date applicable to such Director pursuant to the Company's By-Laws, or such other circumstances as deemed appropriate by the Committee; provided, however, that a donation may be made in honor of a Director who is or was a full-time employee of the Company and pursuant to the Company's By-Laws has resigned from the Board coincident with retirement from full-time employment, if such Director retires from or has already retired from the Company at the normal retirement date determined under the retirement or pension plan of the Company or subsidiary applicable to the Director.

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7.     FUNDING AND PROGRAM ASSETS
The Company plans to fund the Program through corporate contributions to the Foundation. No Director shall have any right or interest in any asset or trust fund of the Company or the Foundation, or be deemed to have any beneficial interest in any trust, actual or constructive, created under the Program. No recommended Donee shall have any right or interest in any asset or trust fund of the Company or the Foundation, or be deemed to have any beneficial interest in any trust, actual or constructive, created under the Program.
8.    AMENDMENT OR TERMINATION
The Board may, at any time, without the consent of the Directors participating in the Program or their recommended organizations, amend, suspend, or terminate the Program. There can be no assurance that a donation, or any installment payment thereof, will be made, and neither the Director nor the recommended organization acquires any legal right to such donation, or any installment payment thereof, by virtue of the recommendation.
9.    ADMINISTRATION
The Program shall be administered by the Corporate Governance Committee of the Board (the "Committee"). The Committee shall have plenary authority in its discretion, but subject to the provisions of the Program, to prescribe, amend, and rescind rules, regulations and procedures relating to the Program. The determination of the Committee on the foregoing matters shall be conclusive and binding on all interested parties. Notwithstanding anything in the Program to the contrary, the Foundation, in its sole discretion, shall have authority to determine whether to make contributions to recommended Donees and, if the Foundation determines to make a contribution, the amount and manner of such contribution.

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10.    DELEGATION OF AUTHORITY
The Committee may delegate its authorities under the Program to such other individual(s) or committee(s) as the Committee may deem advisable, under such conditions and subject to such limitations as the Committee may establish; provided that only the Committee may approve a recommended organization under Section 5 of the Program that is submitted by a Director who is a member of the Board at the time of such approval.
11.    GOVERNING LAW
The Program shall be construed and enforced according to the laws of the State of Georgia, and all provisions thereof shall be administered according to the laws of said State.
12.    EFFECTIVE DATE
The effective date of the Program shall be September 1, 1991.

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